         NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.


No. A-1                                                              $3,000,000

                              IAT MULTIMEDIA, INC.
                       SERIES A 5% CONVERTIBLE DEBENTURE
                               DUE JUNE 19, 2001(1)

         THIS DEBENTURE is the sole duly authorized issued debenture(2) of IAT Multimedia, Inc., a Delaware corporation, having a principal place of business at Geschaftshaus Wasserschloss Aarestrasse 17, CH-5300 Vogelsang-Turgi, Switzerland (the "Company"), designated as its Series A 5% Convertible Debentures, due June 19, 2001(3) (the "Debentures"), in an aggregate principal amount of $3,000,000. All references to $ and dollars shall be to US$ or United States dollars.

         FOR VALUE RECEIVED, the Company promises to pay to JNC Opportunity Fund Ltd., or registered assigns (the "Holder"), the principal sum of Three Million Dollars ($3,000,000), on or prior to June 19, 2001(4) or such earlier date as the Debentures are required to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the principal sum at the rate of 5% per annum, payable quarterly in arrears commencing June 30, 1998(5), but in no event later than the earlier to occur of a Conversion Date (as defined below) for such principal amount or the Maturity Date. Interest shall accrue daily commencing on the Original Issue Date (as defined in Section 6) until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made except that interest shall cease to accrue if the Per Share Market Value (as defined in Section 6) shall be equal to or greater than $13.50 for 30 consecutive Trading Days (as defined in Section 6) during any calendar quarter. Interest shall be calculated on the basis of a 360-day year and for the actual number of days elapsed.

--------------
(1) Adjust for Series B Debentures.
(2) Adjust for Series B Debentures.
(3) Adjust for Series B Debentures.
(4) Adjust for Series B Debentures.
(5) Adjust for Series B Debentures.

Interest hereunder will be paid to the Person (as defined in Section 6) in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register"). All overdue, accrued and unpaid interest and other amounts due hereunder shall bear interest at the rate of 15% per annum (to accrue daily) from the date such interest is due hereunder through and including the date of payment. The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Debenture Register, except that interest due on the principal amount (but not overdue interest) may, at the Company's option, be paid in shares of Common Stock (as defined in Section 6) calculated based upon the Conversion Price (as defined below) on the date such interest was due. All amounts due hereunder other than such interest shall be paid in cash. Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of interest on the principal amount if:
(i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay interest hereunder in shares of Common Stock; (ii) if such interest is due on or after the earlier of (x) the date that an Underlying Securities Registration Statement (as defined in Section 6) is declared effective by the Commission (as defined in Section 6) and (y) the Effectiveness Date (as defined under the Registration Rights Agreement), such shares are not either registered for resale pursuant to an Underlying Securities Registration Statement or freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter addressed and in form and substance reasonably acceptable to the Holder and the transfer agent for such shares; (iii) such shares are not listed or quoted on the Nasdaq National Market ("NASDAQ") or on the New York Stock Exchange, American Stock Exchange or the Nasdaq SmallCap Market (each, a "Subsequent Market"); or (iv) unless the recipient shall have waived the restriction of this clause (iv), the issuance of such shares would result in the recipient thereof beneficially owning more than 4.999% of the issued and outstanding shares of Common Stock as determined in accordance with Rule 13d-3 under the Exchange Act; provided, that any interest not payable in shares of Common Stock because of this clause (iv) may be deferred (without being deemed overdue) until such time as the recipient notifies the Company either of its waiver of the restriction set forth in this clause (iv) or that such restriction is no longer applicable for such interest payment. Payment of interest on the principal amount in shares of Common Stock is further subject to the provisions of Section 4(a)(ii).

         This Debenture is subject to the following additional provisions:

         Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same but shall not be issuable in denominations of less than integral multiplies of Fifty Thousand Dollars ($50,000) unless such amount represents the full principal balance of Debentures outstanding to such Holder. No service charge will be made for such registration of transfer or exchange.

         Section 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement (as defined in Section 6) and may be transferred or exchanged only in compliance with the Purchase Agreement. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person (as defined in Section 6) in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         Section 3. Events of Default.

         (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

         (i) any default in the payment of the principal of, interest on or liquidated damages in respect of, this Debenture, free of any claim of subordination, as and when the same shall become due and payable (whether on the applicable quarterly interest payment date, a Conversion Date or the Maturity Date or by acceleration or otherwise);

         (ii) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, the Purchase Agreement or the Registration Rights Agreement, and such failure or breach shall not have been remedied within 15 days after the date on which notice of such failure or breach shall have been given;

         (iii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 90 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 90 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company or any subsidiary thereof shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

         (iv) the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness of the Company in an amount exceeding two hundred fifty thousand dollars ($250,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

         (v) the Common Stock shall be delisted from the NASDAQ or shall be suspended from trading on the NASDAQ without resuming trading and/or being relisted thereon or on a Subsequent Market or having such suspension lifted, as the case may be, within three (3) days;

         (vi) the Company shall be a party to any Change of Control Transaction (as defined in Section 6), shall agree to sell or dispose all or in excess of 50% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), or shall redeem more than a de minimis number of shares of Common Stock or other equity securities of the Company (other than redemptions of Underlying Shares(6));

         (vii) an Underlying Securities Registration Statement shall not have been declared effective by the Commission on or prior to the Effectiveness Date;

         (viii) an Event (as hereinafter defined) shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty (30) days from the Event Date (as defined below) relating thereto (other than an Event resulting from a failure of an Underlying Securities Registration Statement to be declared effective by the Commission on or prior to the Effectiveness Date); or

         (ix) the Company shall fail for any reason to deliver certificates to a Holder prior to the twelfth (12th) day after the Conversion Date pursuant to Section 4(b) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof; or

         (x) the Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In within seven (7) days after notice is deemed delivered hereunder.

         (b) If any Event of Default occurs and is continuing, the full principal amount of this Debenture (and, at the Holder's option, all other Debentures then held by such Holder), together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the sum of (i) the Mandatory Prepayment Amount plus (ii) the product of (A) the number

--------------
(6) Adjust for Series B Debentures to permit redemption of Series A Debenture Underlying Shares.

of Underlying Shares issued in respect of conversions hereunder or as payment of interest hereunder, in either case, within thirty (30) days of the date of a declaration of an Event of Default and then held by the Holder and (B) the Per Share Market Value on the date prepayment is due or the date the full prepayment price is paid, whichever is greater. Interest shall accrue on the prepayment amount hereunder from the seventh day after such amount is due (being the date of an Event of Default) through the date of payment in full thereof at the rate of 15% per annum. All Debentures and Underlying Shares for which the full repayment price hereunder shall have been paid in accordance herewith shall be promptly surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

         Section 4. Conversion.

         (a) (i) Conversion at Option of Holder. This Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part but subject to the limitations set forth herein, at any time and from time to time, after the Original Issue Date; provided, that the Holder may not resell Underlying Shares issued upon conversions of Debentures under this
Section 4(a)(i) until the 270th day after the Original Issue Date. During any 30-day period thereafter, the number of Underlying Shares issued upon conversions under this Section 4(a)(i) that the Holder shall be permitted to resell shall be limited to the greater of (x) the number of Underlying Shares issuable upon conversion of $1,000,000 of Debentures (measured by the Conversion Price on the applicable Conversion Date, as defined below) and (y) 25% of the average of the daily trading volume of Common Stock during such 30-day period. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by dividing the outstanding principal amount of this Debenture to be converted, plus all accrued but unpaid interest thereon, by the Conversion Price (as defined below). The Holder shall effect conversions by surrendering the Debentures (or such portions thereof) to be converted, together with the form of conversion notice attached hereto as Exhibit A (a "Holder Conversion Notice") to the Company. Each Holder Conversion Notice shall specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Holder Conversion Notice is deemed to have been delivered hereunder (a "Holder Conversion Date"). If no Holder Conversion Date is specified in a Holder Conversion Notice, the Holder Conversion Date shall be the date that such Holder Conversion Notice is deemed delivered hereunder. Subject to Section 4(b), each Holder Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder with the Holder Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(b)) a new Debenture for such principal amount as has not been converted.

         (ii) Conversion at the Option of the Company. Subject to the provisions of this paragraph, this Debenture shall be convertible into shares of Common Stock at the option of the Company, in whole or in part, at any time and from time to time, after the date that the Commission declares effective an Underlying Securities Registration Statement. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by dividing the outstanding principal amount of this Debenture to be converted, plus all accrued but unpaid interest thereon, by the Conversion Price, as subject to adjustment as provided hereunder. Notwithstanding the foregoing, the Company shall not be permitted to deliver requests for the conversion of Debentures if
(a)(1) an Underlying Securities Registration Statement is not then effective or
(2) the Holder is permitted to resell Underlying Shares pursuant to Rule 144(k) promulgated under the Securities Act, without volume restrictions, as evidenced by an opinion letter of counsel to the Company and reasonably acceptable to the Holder and the transfer agent for the Common Stock; (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; or (c) the Company shall have defaulted on its covenants and obligations hereunder or under the Purchase Agreement or Registration Rights Agreement and such default shall be continuing or the Company shall have failed to timely deliver Underlying Shares upon conversions hereunder which failure to deliver Underlying Shares shall not have been cured within five (5) days after such delivery was due. The Company shall exercise its right to require conversions by delivering to the Holder the form of conversion notice attached hereto as Exhibit B (a "Company Conversion Notice"). Each Company Conversion Notice shall specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Company Conversion Notice is deemed to have been delivered hereunder (a "Company Conversion Date"). If no Company Conversion Date is specified in a Company Conversion Notice, the Company Conversion Date shall be the date that such Company Conversion Notice is deemed delivered hereunder. Subject to Section 4(b) hereof, each Company Conversion Notice, once given, shall be irrevocable. If the Company is requiring conversion of less than all of the principal amount represented by the Debenture(s) tendered by the Holder in response to such Company Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(b)) a new Debenture for such principal amount as has not been converted. Notwithstanding anything to the contrary contained herein, a conversion pursuant to this Section shall not be subject to the provisions of Section 4(a)(iv)(A). A Holder Conversion Date, a Company Conversion Date and the date that a conversion under
Section 4(a)(iii) is required are each sometimes referred to herein as the "Conversion Date" and a Holder Conversion Notice and a Company Conversion Notice are sometimes referred to as a "Conversion Notice."

         (iii) Automatic Conversion. Subject to the provisions in this paragraph, the principal amount of Debentures for which Conversion Notices have not previously been received or for which prepayment has not been made or required hereunder shall be automatically converted on the second anniversary of the date that the Commission declares effective an Underlying Securities Registration Statement, at the Conversion Price on such date. The conversion contemplated by this paragraph shall not occur if (a) neither (1) an Underlying Securities Registration Statement is then effective nor (2) the Holder is permitted to resell Underlying Shares pursuant to Rule 144(k) promulgated under the Securities Act, without volume restrictions, as evidenced by an opinion letter of counsel to the

Company and reasonably acceptable to the Holder and the transfer agent for the Common Stock; (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; and (c) the Company shall have defaulted on its covenants and obligations hereunder or under the Purchase Agreement or Registration Rights Agreement and such default shall be continuing. Any days after the date that the Underlying Securities Registration Statement is declared effective by the Commission for which the Holder is not permitted to resell Underlying Shares thereunder shall be added to the days before which the conversion under this paragraph shall be triggered. Notwithstanding anything to the contrary contained herein, a conversion pursuant to this Section shall not be subject to the provisions of Section 4(a)(iv)(A).

         (iv) Certain Conversion Restrictions

              (A) The Holder agrees not to convert Debentures to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Debentures held by such Holder after application of this Section. To the extent that the limitation contained in this Section applies, the determination of whether Debentures are convertible (in relation to other securities owned by a Holder) and of which portion of the principal amount of such Debentures are convertible shall be in the sole discretion of the Holder, and the submission of Debentures for conversion shall be deemed to be the Holder's determination of whether such Debentures are convertible (in relation to other securities owned by the Holder) and of which portion of such Debentures are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of the Holder to convert Debentures at such time as such conversion will not violate the provisions of this Section. The provisions of this Section will not apply to any conversion pursuant to Section 4(a)(ii) or 4(a)(iii) of this Debenture, and may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company (in which case, the Holder shall make such filings with the Commission, including under Rule 13D or 13G, as are required by applicable law), and the provisions of this Section shall continue to apply until such 75th day (or later, if stated in the notice of waiver). Other Holders shall be unaffected by any such waiver.

              (B) Notwithstanding anything to the contrary contained herein, the principal amount of Debentures subject to conversion pursuant to Sections 4(a)(ii) and 4(a)(iii) shall not exceed the principal amount of Debentures that, when converted, would result in an issuance to the Holder of a number of shares of Common Stock which, when added to all other shares of Common Stock beneficially owned by the Holder at the time of such conversion (as determined in accordance with Section 16(a) of the Exchange Act), would result in the Holder beneficially owning in excess of 9.999% of the then issued and outstanding shares of Common Stock (as determined in accordance with Section 16
(a) of the Exchange Act). Any portion of the principal amount of the Debentures for which conversion shall not be permitted because of this Section shall occur from time to time thereafter (at the option of the Company), at the Conversion Price at the time of such subsequent conversion, to the extent that the resulting issuance of Underlying Shares would not then result in a violation of this Section.

              (C) Notwithstanding anything to the contrary contained herein, if
(x) the Common Stock is listed for trading on the NASDAQ or the Nasdaq SmallCap Market and (y) the Company shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) to approve the issuance of shares of Common Stock in excess of the Issuable Maximum (as defined below) in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book value or fair market of the Common Stock, then the maximum number of shares of Common Stock issuable upon conversion of Debentures and the Company's Series B 5% Convertible Debentures ("Series B Debentures")(7), if any, that are issued pursuant to the Purchase Agreement, and, in each case, as payment of interest thereon, at a conversion price that is less than the closing sales price of the Common Stock on the Series A Closing Date, is 1,939,419, subject to adjustment as a result of stock splits, combinations, reclassifications and other similar events (such number of shares of Common Stock, the "Issuable Maximum"). If on any Conversion Date, the Company would be required to issue a number of shares of Common Stock that, when added to all other shares of Common Stock previously issued in respect of conversions of Debentures and Series B Debentures, and as payment of interest thereon, would exceed the Issuable Maximum, then the Company shall issue to the Holder upon such a conversion a number of shares of Common Stock equal to the Issuable Maximum and, with respect to the remainder of the principal amount of Debentures and Series B Debentures, if any, then held by such Holder for which a conversion in accordance with the Conversion Price would result in a issuance of shares of Common Stock in excess of the Issuable Maximum (the "Excess Principal"), the Company shall have the option, exercisable by written notice to the Holders delivered within seven (7) days after the triggering Conversion Date, to use its best efforts to obtain the Shareholder Approval applicable to such issuance (without penalty or stepped up interest unless such Shareholder Approval is not obtained in a timely fashion hereunder) as soon as possible, but in any event not later than the 90th day after the date of such notice. If the Company does not deliver timely a notice of its election to seek the Shareholder Approval under this Section or shall, if it shall have delivered such a notice, fail to obtain the Shareholder Approval in the time period provided in the immediately prior sentence, then the Holders representing 50% of the then outstanding aggregate principal amount of Debentures and Series B Debentures(8) shall have the option to declare any such notice by the Company, if given, to be null and void ab initio and require the Company to pay cash to the Holders in an amount equal to the sum of (1) 130% of the Excess Principal and (2) all other amounts, accrued and unpaid interest, costs, expenses and liquidated damages due in respect of such Debentures and the Series B Debentures. Interest shall accrue on the prepayment price under this Section at the rate of 15% per annum commencing the Conversion Date that would result in the issuance of Underlying Shares in excess of the Issuable Maximum but for the provisions hereof, and shall continue to accrue until such prepayment price, plus all such accrued interest, shall have been paid in full. The prepayment price, plus all interest thereon, shall be due and payable on the earlier to occur of the date that is 22 months following the (x) date that the Commission declares effective an Underlying Securities Registration Statement and (y) the Effectiveness Date.

--------------
(7)  With applicable changes for Series B Debentures.
(8)  With applicable changes for Series B Debentures.

         (b) (i) Not later than three Trading Days after the Conversion Date, the Company will deliver or cause to be delivered to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of the Common Stock being acquired upon the conversion of Debentures, (ii) Debentures in a principal amount equal to the principal amount of Debentures not converted; (iii) a bank check in the amount of all accrued and unpaid interest (if the Company has elected to pay accrued interest in cash), together with all other amounts then due and payable in accordance with the terms hereof, in respect of Debentures tendered for conversion, and (iv) if the Company has elected and is permitted hereunder to pay accrued interest in shares of the Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement), representing such number of shares of the Common Stock as equals such interest divided by the Conversion Price calculated on the Conversion Date; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon conversion of the principal amount of Debentures until Debentures are delivered for conversion to the Company or the Holder notifies the Company that such Debenture has been mutilated, lost, stolen or destroyed and complies with Section 9 hereof. If such certificate or certificates, including for purposes hereof, any shares of the Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, are not delivered to or as directed by the Holder by the third Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion (whether subject to a Holder Conversion Notice, a Company Conversion Notice or a conversion pursuant to Section 4(a)(iii)), in which event the Company shall immediately return the Debentures tendered for conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section, including for purposes hereof, any shares of the Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, by the third Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $2,500 for each day thereafter until the Company delivers such certificates (such amount shall be also be due for each Trading Day after the date that the Holder may rescind such conversion until such date as the Holder shall have received the return of the principal amount of Debentures relating to such rescission).

         (ii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, by the third Trading Day after the Conversion Date, and if after such the third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the aggregate principal amount of Debentures for which such conversion was not timely honored. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate principal amount of Debentures, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

         (c)(i) The conversion price (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (A) 120% of the Average Price calculated on the Original Issue Date (the "Initial Conversion Price")(9), and (B) 87% (the "Discount Rate") of the average of the five lowest Per Share Market Values during the 15 Trading Days immediately preceding the Conversion Date; provided, that such 15 Trading Day period shall be extended for the number of Trading Days during such period in which (A) trading in the Common Stock is suspended by the NASDAQ or a Subsequent Market on which the Common Stock is then listed, or (B) after the date declared effective by the Commission, the Underlying Securities Registration Statement is not effective, or (C) after the date declared effective by the Commission, the Prospectus included in the Underlying Securities Registration Statement may not be used by the Holder for the resale of Underlying Shares. If (a) an Underlying Securities Registration Statement is not filed on or prior to the Filing Date (as defined under the Registration Rights Agreement) (if the Company files such Underlying Securities Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) of the Registration Rights Agreement, the Company shall not be deemed to have satisfied this clause (a) until the Purchasers shall have had four (4) Business Days to review and approve such Underlying Securities Registration Statement or, if the Purchasers shall have comments on such Underlying Securities Registration Statement, an amendment including such comments shall have been filed with the Commission), or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Exchange Act, within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Securities Registration Statement will not be "reviewed," or not subject to further review, or (c) the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to the Effective Date, or (d) such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the "Effectiveness Period" (as defined in the Registration Rights Agreement), without being succeeded within ten (10) days by an amendment to such Underlying Securities Registration Statement or by a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission, or (e) the Common Stock shall be delisted or suspended from trading on the NASDAQ or on any Subsequent Market for more than three (3) Business Days, (f) the conversion rights of the Holders are suspended for any reason or (g) an amendment to the Underlying Securities Registration Statement is not filed by the Company with the Commission within ten (10) days of the Commission's notifying the Company that such amendment is required in order for the Underlying Securities Registration Statement to be declared effective (any such failure or breach being referred to as an "Event," and for purposes of clauses (a), (c), (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) day period is exceeded, or for purposes of clauses (d) and (g) the date which such 10 day-period is exceeded, or for purposes of clause (e) the date on which such three (3) Business Day-period is exceeded, being referred to as "Event Date"), then each of the Initial Conversion Price and the Discount Rate shall be decreased by 2.0% on the Event Date and each monthly anniversary thereof until the earlier to

--------------
(9)  $13.45 for the Series A Debentures.

occur of the second month anniversary after the Event Date and such time as the applicable Event is cured (i.e., the Discount Rate would be lowered to 85% as of the Event Date and 83% as of the one month anniversary of such Event Date). Commencing on the second month anniversary after the Event Date, the Holder shall have the option to either (x) require further cumulative 2.0% discounts to continue or (y) require the Company to pay to the Holder 2.0% of the aggregate principal amount of Debentures then held by such Holder, in cash, as liquidated damages and not as a penalty, on the first day of each monthly anniversary of the Event Date, until such time as the applicable Event is cured. Any decrease in the Initial Conversion Price and the Discount Rate pursuant to this Section shall remain in effect notwithstanding the fact that the Event causing such decrease has been subsequently cured and further monthly decreases have ceased. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

         (ii) If the Company, at any time while any Debentures are outstanding,
(a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of the Common Stock, (b) subdivide outstanding shares of the Common Stock into a larger number of shares, (c) combine outstanding shares of the Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of the Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

         (iii) If the Company, at any time while any Debentures are outstanding, shall issue rights or warrants to all holders of the Common Stock (and not to Holders of Debentures) entitling them to subscribe for or purchase shares of the Common Stock at a price per share less than the Per Share Market Value of the Common Stock at the record date mentioned below, the Initial Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of the Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this Section, if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial

Conversion Price made pursuant to the provisions of this Section 4 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

         (iv) If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while Debentures are outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents") entitling any Person to acquire shares of Common Stock at a price per share less than the Conversion Price, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of shares of Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes hereof, all shares of Common Stock that are issuable upon exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued.

         (v) If the Company, at any time while Debentures are outstanding, shall distribute to all holders of the Common Stock (and not to Holders of Debentures) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Initial Conversion Price at which Debentures shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of the Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of Debentures then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

         (vi) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder of this Debenture shall have the right thereafter to, at its option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay the aggregate of its outstanding principal amount of Debentures, plus all interest and other amounts due and payable thereon, at a price determined in accordance with Section 3(b). The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

         (vii) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

         (viii) Whenever the Initial Conversion Price is adjusted pursuant to any of Section 4(c)(ii) - (v), the Company shall promptly mail to each Holder of Debentures a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         (ix) If (A) the Company shall declare a dividend (or any other distribution) on its Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, and in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders of Debentures at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

         (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of the Common Stock solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(c)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of the Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Securities Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Securities Registration Statement.

         (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

         (f) The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         (g) Any and all notices or other communications or deliveries to be provided by the Holders of the Debentures hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 221 East 61st Street, New York, NY 10021 (facsimile number
(212) 754-4044), attention Jacob Agam, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section, with a copy to Baker & McKenzie, 805 Third Avenue, New York, NY 10022 (facsimile number (212) 759-9133), attention Francis Fitzpatrick. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder of the Debentures at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 8:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) four days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if send by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.


         Section 5. Optional Prepayment.

         (a) The Company shall have the right to prepay, exercisable at any time upon twenty (20) days prior written notice to the Holders of the Debentures to be prepaid and accompanied by any waiver required by holders of senior indebtedness of the Company for such prepayment (the "Optional Prepayment Notice"), from funds legally available therefor at the time of such prepayment, all or any portion of the outstanding principal amount of the Debentures which have not previously been repaid or for which Conversion Notices have not previously been delivered hereunder, at a price equal to the Optional Prepayment Price (as defined below). Any such prepayment by the Company shall be in cash and shall be free of any claim of subordination. The Holders shall have the right to tender, and the Company shall honor, Conversion Notices delivered prior to the expiration of the twentieth (20th) day after receipt by the Holders of an Optional Prepayment Notice for such Debentures (such date, the "Optional Prepayment Date").

         (b) If any portion of the Optional Prepayment Price shall not be paid by the Company by the second Business Day following the Optional Prepayment Date, the Optional Prepayment Price shall be increased by 15% per annum (to accrue daily) until paid (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of the optional Prepayment Price remains unpaid through the expiration of the Optional Prepayment Date, the Holder subject to such prepayment may elect by written notice to the Company to either (x) demand conversion in accordance with the formula and the time period therefor set forth in Section 4 of any portion of the principal amount of Debentures for which the Optional Prepayment Price, plus accrued liquidated damages thereof, has not been paid in full (the "Unpaid Prepayment Principal Amount"), in which event the applicable Per Share Market Value shall be the lower of the Per Share Market Value calculated on the Optional Prepayment Date and the Per Share Market Value as of the Holder's written demand for conversion, or (y) invalidate ab initio such optional redemption, notwithstanding anything herein contained to the contrary. If the Holder elects option (x) above, the Company shall within three (3) Trading Days such election is deemed delivered hereunder to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Principal Amount subject to such conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (y) above, the Company shall promptly, and in any event not later than three Trading Days from receipt of notice of such election, return to the Holder new Debentures for the full Unpaid Prepayment Principal Amount. If, upon an election under option
(x) above, the Company fails to deliver the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Principal Amount within the time period set forth in this Section, the Company shall pay to the Holder in cash, as liquidated damages and not as a penalty, $2,500 per day until the Company delivers such Common Stock to the Holder.

         Section 6. Definitions. For the purposes hereof, the following terms shall have the following meanings:

         "Average Price" on any date means the average Per Share Market Value for the five (5) Trading Days immediately preceding such date.

         "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

         "Change of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 33% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction, the holders of the Company's securities continue to hold at least 33% of such securities following such transaction or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the common stock, $.01 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Mandatory Prepayment Amount" for any Debentures shall equal the sum of (i) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the Average Price on (x) the date the Mandatory Prepayment Amount is demanded or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

         "Optional Prepayment Price" for any Debentures shall equal the sum of
(i) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on (x) the Optional Prepayment Date or (y) the date the Optional Prepayment Price is paid in full, whichever is less, multiplied by the Average Price on (x) the Optional Prepayment Date or (y) the date the Optional Prepayment Price is paid in full, whichever is greater, and (ii) all other amounts, expenses, costs and liquidated damages due in respect of such principal amount.

         "Original Issue Date" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

         "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the closing bid price on the NASDAQ or on such Subsequent Market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the NASDAQ or a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the principal amount of Debentures then outstanding.

         "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "Purchase Agreement" means the Convertible Debenture Purchase Agreement, dated as of the Original Issue Date, between the Company and the original Holders of Debentures, as amended, modified or supplemented from time to time in accordance with its terms.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Original Issue Date, between the Company and the original Holders of Debentures, as amended, modified or supplemented from time to time in accordance with its terms.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Trading Day" means (a) a day on which the Common Stock is traded on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, or (b) if the Common Stock is not listed on the NASDAQ or a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices);

provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

         "Underlying Shares" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

         "Underlying Securities Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

         Section 7. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. The Company may only voluntarily prepay the outstanding principal amount on the Debentures in accordance with Section 5 hereof.

         Section 8. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

         Section 9. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

         Section 10. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Company and the Holders hereby irrevocably submit to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         Section 11. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

         Section 12. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Section 13. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                                            IAT MULTIMEDIA, INC.


                                            By: /s/ Jacob Agam
                                               -----------------------------
                                                Name:  Jacob Agam
                                                Title: Jacob Agam

Attest:



By:
   --------------------------
   Name:
   Title:

                                   EXHIBIT A

                              NOTICE OF CONVERSION
                         AT THE ELECTION OF THE HOLDER

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert Debenture No. A-1 into shares of common stock, $.01 par value per share (the "Common Stock"), of IAT Multimedia, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                                  ----------------------------------------------
                                  Date to Effect Conversion


                                  ----------------------------------------------
                                  Principal Amount of Debentures to be Converted


                                  ----------------------------------------------
                                  Number of shares of Common Stock to be Issued


                                  ----------------------------------------------
                                  Applicable Conversion Price


                                  ----------------------------------------------
                                  Signature


                                  ----------------------------------------------
                                  Name


                                  ----------------------------------------------
                                  Address

                                   EXHIBIT B

                            NOTICE OF CONVERSION AT
                          THE ELECTION OF THE COMPANY


The undersigned in the name and on behalf of IAT Multimedia, Inc. (the "Company") hereby notifies the addressee hereof that the Company hereby elects to exercise its right to Series A 5% Debentures Due June 19, 2001 ("Debentures") held by the Holder into shares of Common Stock, par value $.01 per share (the "Common Stock") of the Company according to the terms hereof, as of the date written below. No fee will be charged to the Holder for any conversion hereunder, except for such transfer taxes, if any which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.

Conversion calculations:
                                  ----------------------------------------------
                                  Date to Effect Conversion


                                  ----------------------------------------------
                                  Principal Amount of Debentures to be Converted


                                  ----------------------------------------------
                                  Number of shares of Common Stock to be Issued


                                  ----------------------------------------------
                                  Applicable Conversion Price


                                  ----------------------------------------------
                                  Signature


                                  ----------------------------------------------
                                  Name


                                  ----------------------------------------------
                                  Address


                                     -2-